As filed with the Securities and Exchange Commission on April 28, 2004
                                                                                                                                                Registration No. 333-89460

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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE FIRST NATIONAL BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)
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WEST VIRGINIA (State or other jurisdiction of incorporation or organization)	62-1306172 (I.R.S. Employer Identification No.)

P. O. Box 457 Ronceverte, West Virginia 24970 (304) 647-4500 ---------------------------------------------------------------
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
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L. Thomas Bulla
President and Chief Executive Officer
The First National Bankshares Corporation
P. O. Box 457
Ronceverte, West Virginia 24970
(304) 647-4500

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Removal From Registration of Securities

        The purpose of this Post-Effective Amendment No. 1 is to remove from registration 50,000 shares of the securities under this Registration Statement that remained unissued on February 19, 2004, the date that First National Bankshares Corporation suspended its registration under federal securities laws. The total number of shares issued under this Registration Statement was 48,125 of the 98,125 shares that were registered. Consequently, 50,000 shares are being deregistered pursuant to this Post-Effective Amendment. No shares previously registered under this Registration Statement were issued after February 19, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ronceverte, West Virginia, on April 27, 2004.

FIRST NATIONAL BANKSHARES CORPORATION By: /s/ L. Thomas Bulla L. Thomas Bulla President and Chief Executive Officer (Principal Executive Officer)
By: /s/ Charles A. Henthorn Charles A. Henthorn Secretary/Treasurer
By: /s/ Matthew L. Burns Matthew L. Burns Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Dated: April 27, 2004	/s/ L. Thomas Bulla L. Thomas Bulla, President and Chief Executive Officer, Director
Dated: April 27, 2004	Michael G. Campbell, Director
Dated: April 27, 2004	/s/ David A. Carson David A. Carson, Director
Dated: April 27, 2004	/s/ Richard E. Ford Richard E. Ford, Director
Dated: April 27, 2004	/s/ W. Bennett Fuller W. Bennett Fuller, Director
Dated: April 27, 2004	G. Thomas Garten, Director
Dated: April 27, 2004	/s/ William D. Goodwin William D. Goodwin, Director
Dated: April 27, 2004	/s/ Lucie T. Refsland Lucie T. Refsland, Director
Dated: April 27, 2004	/s/ William R. Satterfield William R. Satterfield, Director
Dated: April 27, 2004	/s/ Ronald B. Snyder Ronald B. Snyder, Chairman and Director